Freeport-McMoRan Provides Update

•	Strong Execution of April 2020 Revised Operating Plans

•	Underground Ramp-Up at Grasberg Advancing on Schedule

•	Second-quarter 2020 Consolidated Copper and Gold Sales Above Target

•	Solid Cost and Capital Management

PHOENIX, AZ, July 6, 2020 - Freeport-McMoRan Inc. (NYSE: FCX) today provided an update on its second quarter operational and financial performance and ongoing response to the COVID-19 pandemic.
In April 2020, FCX (“the Company”) announced revised operating plans in response to the global COVID-19 pandemic and resulting negative impact on the global economy. The Company is executing the revised operating plans in an effective manner while prioritizing the health and well-being of its employees, their families and communities.
Prioritizing Health and Safety. FCX has proactively implemented operating protocols at each of its operating sites to contain and mitigate the risk of spread of COVID-19. The Company also continues to work closely with communities where it operates across the globe and has provided monetary support and in-kind contributions of medical supplies, equipment and food.
Execution of April 2020 Revised Operating Plans. FCX’s 2020 revised operating plans are focused on safeguarding its business in an uncertain public health and economic environment, advancing the ramp-up of underground production at Grasberg to establish large-scale, low-cost copper and gold production, and advancing initiatives in the Americas to position FCX for significant increases in cash flows in 2021 and beyond.
During the second quarter, FCX met or exceeded several key performance targets included in its April 2020 revised operating plans. Second-quarter 2020 copper sales are expected to exceed the April 2020 estimate of 690 million pounds by approximately 8 percent and gold sales are expected to exceed the April 2020 estimate of 165 thousand ounces by approximately 10 percent.
North America. The revised operating plans were effectively implemented across FCX’s North America operating sites and production, costs and capital management were in line or better than forecast. The Lone Star project is substantially complete and on track to produce approximately 200 million pounds of copper per annum beginning in the second half of 2020.
South America. Significant progress was achieved at Cerro Verde during the second quarter to restore operations following COVID-19 restrictions imposed by the Peruvian government in March 2020. Strict health protocols have been implemented and a plan for Cerro Verde was approved by the Peruvian government in second quarter 2020. During June, Cerro Verde mill operations averaged 315,000 metric tons of ore per day, approximately 80 percent of the 2019 annual average. Cerro Verde’s operating rates are in line with the April 2020 operating plan. FCX is continuing to operate El Abra consistent with its April 2020 operating plan while closely monitoring public health conditions in Chile.

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Indonesia. The ramp-up of underground production at the Grasberg minerals district in Indonesia continues as-planned. During the second quarter, combined production rates from the Grasberg Block Cave and Deep MLZ (DMLZ) underground mines exceeded 54,000 metric tons of ore per day, approximately 9 percent above the April 2020 estimate and 46 percent above the first-quarter 2020 average. At the end of June 2020, combined production from the Grasberg Block Cave and DMLZ averaged approximately 70,000 metric tons of ore per day. PT Freeport Indonesia expects its 2021 copper and gold production to approximate 1.4 billion pounds of copper and 1.4 million ounces of gold, nearly double projected 2020 levels.
Financial Items
Assuming an average estimated second-quarter 2020 copper price realization of $2.54(1) per pound and preliminary sales estimates, FCX expects second-quarter 2020 adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) to approximate $650 million and expects to record a small net loss before nonrecurring items (adjusted net income) approximating $0.03 per share. These amounts exclude COVID-19 costs and nonrecurring costs associated with employee separation programs implemented in response to market conditions.

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The LME copper settlement price averaged $2.43 per pound during second-quarter 2020. The average three-month forward price at the end of June was $2.73 per pound and will be used to record provisionally priced copper sales, expected to finally settle in the second half of 2020.

At March 31, 2020, FCX had provisionally priced copper sales at its copper mining operations totaling 187 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.24 per pound, subject to final pricing over the next several months. FCX estimates that the mark-to-market impact of higher copper prices in the quarter associated with March 31, 2020, provisionally priced sales will increase second-quarter 2020 revenues by approximately $60 million.
At June 30, 2020, FCX had no amounts drawn under its $3.5 billion revolving credit facility. At June 30, 2020, total consolidated debt is estimated to approximate $9.9 billion and consolidated cash is estimated to approximate $1.5 billion.
The 2020 financial estimates in this press release are based on modeled results and subject to further changes upon completion of FCX’s normal closing process and finalization of quarterly financial and accounting procedures.
On Thursday, July 23, 2020, FCX plans to release second-quarter 2020 financial and operating results before the market opens and will host a conference call with securities analysts at 10:00 a.m. Eastern Time to discuss the results. An audio webcast of the conference call along with slides will be broadcast live on fcx.com. FCX will post its second-quarter 2020 press release with quarterly results on its website prior to the conference call. To receive FCX press releases via email when they are posted on “fcx.com”, interested parties can sign up for email alerts at https://investors.fcx.com/investors/investor-resources/set-email-alerts.
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world's largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections, or expectations relating to ore grades and milling rates; forecasts or expectations regarding business outlook; production and sales volumes; unit net cash costs; cash flows; capital expenditures; liquidity; operating costs; operating plans; cost savings; FCX's expectations regarding its share of PT-FI's net (loss) income and future cash flows through 2022; PT-FI's development, financing, construction and completion of a new smelter in Indonesia; improvements in operating procedures and technology; exploration efforts and results; development and production activities, rates and costs; tax rates; export quotas and duties; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; reserve estimates; execution of the settlement agreement associated with the Louisiana coastal erosion cases; and future dividend payments, share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “could,” “to be,” ”potential," “assumptions,” “guidance,” “future” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of the Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's

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actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the duration and scope of and uncertainties associated with the COVID-19 pandemic, and the impact thereof on commodity prices, FCX’s business and the global economy, which are evolving and beyond FCX’s control, and any related actions taken by governments and businesses (including the Peruvian government’s order); FCX’s ability to contain and mitigate the risk of spread or major outbreak of COVID-19 at its operating sites, including at PT-FI’s remote operating site in Papua; supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations; production rates; timing of shipments; results of feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; the potential effects of violence in Indonesia generally and in the province of Papua; the Indonesian government's extension of PT-FI's export license after March 15, 2021; risks associated with underground mining; satisfaction of requirements in accordance with PT-FI's special mining license (IUPK) to extend mining rights from 2031 through 2041; the Indonesian government's approval of a deferred schedule for completion of the new smelter in Indonesia; expected results from improvements in operating procedures and technology, including innovation initiatives; industry risks; regulatory changes; political and social risks; labor relations; weather- and climate-related risks; environmental risks; litigation results; cybersecurity incidents; changes in general market, economic and industry conditions; financial condition of FCX’s customers, suppliers, vendors, partners and affiliates, particularly during weak economic conditions and extended periods of low commodity prices; reductions in liquidity and access to capital; and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each filed with the U.S. Securities and Exchange Commission (SEC), as updated by FCX's subsequent filings with the SEC. The second-quarter 2020 financial estimates in this press release are based on modeled results and subject to further changes upon completion of FCX’s normal closing process and finalization of quarterly financial and accounting procedures.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
Adjusted EBITDA and net income before non-recurring items are non-GAAP financial measures that are frequently used by securities analysts, investors, lenders and others to evaluate companies’ performance, including, among other things, profitability before the effect of financing and similar decisions. Adjusted EBITDA and net income before non-recurring items should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA and net income before non-recurring items may not necessarily be comparable to similarly titled measures reported by other companies, as different companies calculate such measures differently. A reconciliation of the forward-looking non-GAAP financial measures in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP are not available at this time. However, a detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures will be presented in connection with FCX’s release reporting full financial results for the quarter ended June 30, 2020 scheduled to be released on July 23, 2020.

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